SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2013

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

17 South Briar Hollow Lane, Suite 100 Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 2.02.  Results of Operations and Financial Condition.

On May 8, 2013, Adams Resources & Energy, Inc., a Delaware corporation, issued a press release announcing financial results for the first quarter ended March 31, 2013.  A copy of the earnings release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.  The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: May 8, 2013	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

Rick Abshire
                             (713) 881-3609
FOR IMMEDIATE RELEASE

ADAMS RESOURCES ANNOUNCES FIRST QUARTER 2013 EARNINGS AND INITIATES QUARTERLY DIVIDEND

Houston (May 8, 2013) -- Adams Resources & Energy, Inc., (NYSE Amex - AE), announced first quarter 2013 unaudited net earnings of $8,015,000 or $1.90 per common share on revenues of $953,501,000.  This compares to unaudited first quarter 2012 net earnings of $6,575,000 or $1.56 per common share.  Net cash utilized by operating activities totaled $10,868,000 for the three-month period ended March 31, 2013 as the Company used a portion of its available cash balances to secure additional crude oil supply.

Frank T. “Chip” Webster, President and Chief Executive Officer, commented that demand within the Company’s crude oil marketing segment remained strong during the first quarter of 2013, leading to the favorable results.

A summary of operating results follows:

	First Quarter
	2013	2012

Operating Earnings (Expense)
Marketing	$13,582,000	$8,158,000
Transportation	1,398,000	3,054,000
Oil and gas	(116,000)	402,000
Administrative expenses	(2,266,000)	(2,232,000)
	12,598,000	9,382,000
Interest income (expense), net	36,000	20,000
Income tax (provision) benefit	(4,607,000)	(3,352,000)
Discontinued operation earnings (loss)	(12,000)	525,000

Net earnings	$8,015,000	$6,575,000

Adams Resources & Energy, Inc. also announced it will begin paying dividends quarterly, replacing its previous practice of paying an annual dividend only.  The Board of Directors has declared an initial quarterly cash dividend in the amount of $.22 (22 cents) per common share, payable on June 17, 2013 to shareholders of record as of June 3, 2013.

The Company’s quarterly report on Form 10-Q for the period ended March 31, 2013 will be filed with the Securities and Exchange Commission on May 9, 2013 and will be available on the Company’s website at adamsresources.com.

…………………………………………………

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated.  Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between commodity contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, (i) the availability of capital, (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility, (q) demand for chemical based trucking operations, (r) successful completion of drilling activity, (s) financial soundness of customers and suppliers and (t) adverse world economic conditions.  These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
(In thousands, except per share data)
	Three Months Ended
	March 31,	March 31,
	2013	2012

Revenues	$953,501	$877,489

Costs, expenses and other	(940,867)	(868,087)
Income tax (provision)	(4,607)	(3,352)

Earnings from continuing operations	8,027	6,050
Earnings (loss) from discontinued operations	(12)	525
Net earnings	$8,015	$6,575

Earnings (loss) per share:
From continuing operations	$1.90	$1.43
From discontinued operations	-	.13
Basic and diluted net earnings per common share	1.90	1.56

Dividends per common share	$-	$-

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
	March 31,	December 31,
	2013	2012

ASSETS
Cash and marketable securities	$32,503	$47,239
Other current assets	292,763	277,317
Total current assets	325,266	324,556

Net property & equipment	88,417	90,712
Deposits and other assets	4,135	4,233
	$417,818	$419,501

LIABILITIES AND EQUITY
Total current liabilities	$255,799	$266,082
Deferred tax and other liabilities	18,146	17,561
Shareholders’ equity	143,873	135,858
	$417,818	$419,501